August 11, 2004


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington DC 20549
USA


Dear Sirs/Madams:

We have read Item 4 of slabsdirect.com, Inc.'s Form 8-K dated June 1, 2004, and we agree with the statements made therein.

Yours truly,


/s/ N.I. Cameron Inc.

N.I. Cameron Inc.
Chartered Accountants

NIC/bj